Exhibit 23.1

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91129) of MarkWest Energy Partners, L.P. of our report dated March 29, 2005 relating to the financial statements of Starfish Pipeline Company, LLC and subsidiaries, which appears in the Current Report on Form 8-K/A (Amendment No. 2) of MarkWest Energy Partners, L.P. dated March 31, 2005.

PricewaterhouseCoopers LLP

Houston, Texas

October 11, 2005